                                                                   EXHIBIT 99.1

                               HS RESOURCES, INC.
                               ONE MARITIME PLAZA
                                   15TH FLOOR
                            SAN FRANCISCO, CA 94111


                       Certificate of HS Resources, Inc.


        In connection with the registration statement (the "Rule 462(b) Registration Statement") filed today by HS Resources (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act") , the Company hereby certifies pursuant to Rule 111(b) under the Act that:

       (i) the Company has instructed Bank of America to transmit from its account at such bank to the Commission's account at Mellon Bank $1,623 as the filing fee for the Rule 462(b) Registration Statement no later than September 30, 1997;

       (ii) the Company will not revoke the instructions set forth in paragraph (i); and

       (iii) the Company has sufficient funds in its account at Bank of America to cover the filing fee for the Rule 462(b) Registration Statement.

       The Company hereby undertakes to confirm during business hours on September 30, 1997 that the bank has received the instructions described in paragraph (i).

/s/ JAMES E. DUFFY
----------------------------                                  September 30, 1997
James E. Duffy
Vice President-Finance
and Chief Financial Officer